UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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CAVANAL HILL FUNDS

3435 Stelzer Road

Columbus, Ohio 43219

(Name of Registrant As Specified In Charter)

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CAVANAL HILL FUNDS

Cavanal Hill U.S. Treasury Fund

Cavanal Hill Cash Management Fund

Cavanal Hill Tax-Free Money Market Fund

3435 Stelzer Road

Columbus, Ohio 43219-3035

1-800-762-7085

http://www.cavanalhillfunds.com

_______________________________________

INFORMATION STATEMENT IN CONNECTION WITH

ACTIONS TAKEN BY WRITTEN CONSENT

We are not asking you for a proxy,

and you are requested not to send us a proxy.

GENERAL

This Information Statement is being furnished to shareholders of record (the “Shareholders”) of the Cavanal Hill U.S. Treasury Fund, Cavanal Hill Cash Management Fund and the Cavanal Hill Tax-Free Money Market Fund (each a “Fund” and collectively, the “Funds”), each a series of the Cavanal Hill Funds, a Massachusetts business trust (the “Trust”), in connection with certain proposals (the “Proposals”) made by the Board of Trustees (the “Board,” the members of which are referred to herein as “Trustees”) of the Trust to the Shareholders for their consideration and action. The Board has received the written consent to the adoption of the Proposals from the Shareholders of a majority of the shares in the Funds (the “Consent”) and, in accordance with the Trust’s constituent instruments, the Proposals have, therefore, been approved on behalf of the Shareholders. Accordingly, the Proposals have been adopted and will be implemented. This Information Statement is provided to you for informational purposes.

The Proposals that were made by the Board and have been approved by the written consent of the Shareholders of a majority of the shares in the Trust are:

(a)	Cavanal Hill Cash Management Fund. Change the name of the Fund to Cavanal Hill Government Securities Money Market Fund. Amend the investment policies and restrictions of the Fund to reflect that the Fund will meet the new SEC requirement for a government money market fund to invest at least 99.5% of its assets in cash, U.S. government securities, and/or repurchase agreements that are fully collateralized by U.S. government securities. Such changes to become effective April, 2016.

(b)	Cavanal Hill Tax Free Money Market Fund: Amend the purchase and holding requirements of the Tax Free Money Market Fund so that the Fund will operate as a retail money market fund. Change the name of the Institutional Share Class to the Service Share Class. Close the Fund to new institutional money on January 1, 2016. Transition existing institutional Shareholders out of the Fund and change the name of the Institutional Share Class by April, 2016.

(c)	Cavanal Hill U.S. Treasury Fund: Amend the investment policies and restrictions of the U.S. Treasury Fund to reflect that the Fund will meet the new SEC requirement for a government money market fund to invest at least 99.5% of its assets in cash, direct obligations of the U.S. government, such as U.S. Treasury bills, backed by the full faith and credit of the U.S. government, and/or repurchase agreements that are fully collateralized by such U.S. Treasury securities. Such changes to become effective April 2016; and

(d)	Other non-substantive provisions; and

(e)	Changes to the prospectus, Fund documents, policies and procedures that may be necessary as a result of the changes identified above.

This Information Statement is being mailed or given to Shareholders on or about December 4, 2015.

The Board fixed the close of business on October 30, 2015 as the record date (the “Record Date”) for determination of Shareholders entitled to vote on the Proposals. Accordingly, Shareholders of record on such date are entitled to receive this Information Statement. As of the Record Date, the number of shares outstanding for the Funds is listed in the table below:

U.S. Treasury Fund Administrative: 1,331,785,724 Service: 31,351,497 Institutional: 136,931,924 Select: N/A Premier: N/A	Cash Management Fund Administrative: 1,002,069,777 Institutional: 740,101,718 Select: N/A Premier: 6,045,871	Tax-Free Money Market Fund Administrative: 2,009,504 Institutional: 18,431,456 Select: 217,521,067 Premier: 10,782

Article V of the Trust’s Amended and Restated Agreement and Declaration of Trust (the “Declaration”) grants Shareholders such power to vote as is provided for in the Bylaws of the Trust. Article 11, Section 11.4 of the Trust’s Bylaws permits any action that may be taken by Shareholders to be taken without a meeting if a majority of Shareholders entitled to vote on the matter consents to the action in writing and the written consent is filed with the records of the meeting of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders. On November 5, 2015, the Shareholders of a majority of the shares consented to the adoption of the Proposals effective on the dates set forth above. Accordingly, the Proposals’ adoption shall become effective on the effective dates set forth above, with discontinuance of institutional sales of the Tax Free Money Market Fund effective January 1, 2016 and the remainder of the changes effective April, 2016.

THE BOARD, INCLUDING EACH OF THE INDEPENDENT TRUSTEES,
UNANIMOUSLY RECOMMENDED THAT SHAREHOLDERS
APPROVE THE PROPOSALS.

______________________________________________________________

PROPOSALS

The following Proposals have been approved on behalf of the Shareholders in the Consent. Accordingly, the Proposals have been adopted and shall become effective as proposed, with discontinuance of institutional sales of the Tax Free Money Market Fund effective January 1, 2016, and the remainder of the changes effective April, 2016.

The Board has unanimously approved the proposed amendments and recommended to Shareholders that they approve the amendments. These approved changes were recommended in connection with the U.S. Securities and Exchange Commission amendments to Rule 2a-7 under the Investment Company Act of 1940, as amended, which governs money market funds and defines government and retail money market funds. The Trustees took this action for several reasons, including their belief that it is in the interest of the Trust to make the changes.

The principal changes adopted include the following:

●	Cavanal Hill Cash Management Fund. Change the name of the Fund to Cavanal Hill Government Securities Money Market Fund. Amend the investment policies and restrictions of the Fund to reflect that the Fund will meet the new SEC requirement for a government money market fund to invest at least 99.5% of its assets in cash, U.S. government securities, and/or repurchase agreements that are fully collateralized by U.S. government securities. Such changes to become effective April, 2016.
●	Cavanal Hill Tax Free Money Market Fund: Amend the purchase and holding requirements of the Tax Free Money Market Fund so that the Fund will operate as a retail money market fund. Change the name of the Institutional Share Class to the Service Share Class. Close the Fund to new institutional money on January 1, 2016. Transition existing institutional Shareholders out of the Fund and change the name of the Institutional Share Class by April, 2016.
●	Cavanal Hill U.S. Treasury Fund: Amend the investment policies and restrictions of the U.S. Treasury Fund to reflect that the Fund will meet the new SEC requirement for a government money market fund to invest at least 99.5% of its assets in cash, direct obligations of the U.S. government, such as U.S. Treasury bills, backed by the full faith and credit of the U.S. government, and/or repurchase agreements that are fully collateralized by such U.S. Treasury securities. Such changes to become effective April 2016; and
●	Revision and clarification of investment restrictions applicable to the Funds, as set forth in Exhibit A, including those that are subject to Shareholder approval and those that only require notice to Shareholders (“Investment Restrictions”);
●	Other non-substantive revisions.

The Board and the Shareholders of a majority of the shares in the Trust have authorized any and all other changes to the prospectus, Fund documents, policies and procedures that may be necessary as a result of the changes (“Associated Documents”), including corresponding risks associated with investment policy changes.

The Trustees recommended the proposed amendments, and the Shareholders of a majority of the shares on the Record Date have, via the Consent dated November 5, 2015, consented to the approval of the proposed amendments, the revised Investment Restrictions and Associated Documents in lieu of a Shareholder vote. Accordingly, the Investment Restrictions and Associated Documents have been approved and will be effective as set forth above, with the discontinuance of institutional sales of the Tax Free Money Market Fund effective January 1, 2016 and the remainder of the changes effective April, 2016.

ADDITIONAL INFORMATION

Proposals of Shareholders

The Declaration of Trust does not provide for annual shareholder meetings, and no such meetings are planned for 2015 or 2016. Any proposals from shareholders wishing to submit proposals for consideration for inclusion in a proxy statement for a future shareholders’ meeting (if any) must be received by the Trust within a reasonable period of time prior to printing and mailing proxy material for such meeting.

Cost of Solicitation

The Trust will pay the cost of preparing, printing and mailing this Information Statement and all other costs incurred with the solicitation of written consent, including any additional solicitation made by letter, telephone or otherwise.

Service Providers

Investment Adviser

Cavanal Hill Investment Management, Inc. (“Cavanal Hill Investment Management”) is the adviser for the Funds. Cavanal Hill Investment Management is a separate, wholly-owned subsidiary of BOKF, N.A. (“BOKF”). It began serving as Investment Adviser to the Funds on May 12, 2001. Cavanal Hill Investment Management, subject to the supervision of the Board of Trustees of the Funds, is responsible for providing research, investment decision making, strategizing and risk management, and day-to-day portfolio management. Cavanal Hill Investment Management is located at One Williams Center, 15th Floor, Tulsa, OK 74172-0172. As of September 30, 2015, Cavanal Hill Investment Management had approximately $7.3 billion in assets under management.

BOK is a subsidiary of BOK Financial Corporation, Inc. (“BOKF”). George B. Kaiser is the principal shareholder of the issued and outstanding common stock of BOKF. Subsidiaries of BOKF provide a full array of wealth management, trust, custody and administration, and commercial and retail banking services, as well as non-banking financial services. Non-banking subsidiaries provide various financial services, including mortgage banking, broker-dealer and investment advisory services, private equity and alternative investing, and credit, life, accident, and health insurance on certain loans originated by its subsidiaries. As of September 30, 2015, BOKF and its subsidiaries had approximately $67 billion in assets under management.

Administrator

Cavanal Hill Investment Management also serves as administrator to each Fund. The Administrator assists in supervising all operations of each Fund (other than those performed under the Investment Advisory, Custodian, Fund Accounting, and Transfer Agency Agreements for that Fund). The Administrator is an investment adviser registered with the SEC.

Sub-Administrator

Effective July 1, 2004, Citi became the Sub-Administrator to the Funds pursuant to an agreement between Cavanal Hill Investment Management and Citi. Pursuant to this agreement, Citi assumed many of the Administrator’s duties, for which Citi receives a fee, paid by the Administrator. Citi’s principal business offices are located at 3435 Stelzer Road, Columbus, Ohio 43219.

Distributor

BOSC, Inc., with its principal business offices at One Williams Center, Plaza SE, Bank of Oklahoma Tower, Tulsa, Oklahoma, 74172, serves as distributor to each Fund. The Distributor is a broker-dealer registered with the SEC and is a member of the Financial Industry Regulatory Authority, Inc.

Independent Public Accountants

KPMG LLP (“KPMG”) has been selected as the Funds’ Independent Registered Public Accounting Firm. KPMG’s address is 191 West Nationwide Boulevard, Suite 500, Columbus, Ohio 43215.

The Trust’s Audit Committee has considered whether the provision of non-audit services that were rendered to the Trust’s investment adviser and any entity controlling, controlled by, or under common control with the investment adviser that provides ongoing services to the Funds that were not required to be pre-approved was compatible with maintaining the Independent Registered Public Accounting Firm’s independence.

Share Ownership Information

To the best of the Trust’s knowledge, as of the Record Date, the Officers and Trustees of Cavanal Hill Funds, as a group, owned less than 1% of the shares of any Fund of Cavanal Hill Funds.

The table below indicates each person known by Cavanal Hill Funds to own beneficially 5% or more of the shares of the following Funds of Cavanal Hill Funds on October 30, 2015.

PERCENT OF THE
CLASS TOTAL
ASSETS HELD BY
FUND/CLASS	THE SHAREHOLDER

U.S. TREASURY FUND - ADMINISTRATIVE

NABANK & CO	99.97%
ALL REINVEST ACCT
PO BOX 2180
TULSA, OK 74101

CASH MANAGEMENT FUND - ADMINISTRATIVE

NABANK & CO	99.38%
ALL REINVEST ACCT
PO BOX 2180
TULSA, OK 74101

TAX-FREE MMKT - ADMINISTRATIVE

NABANK & CO	99.78%
ALL REINVEST ACCT
PO BOX 2180
TULSA, OK 74101

U.S. TREASURY FUND - SERVICE

NABANK & CO	100%
ALL REINVEST ACCT
PO BOX 2180
TULSA, OK 74101

TAX-FREE MMKT - INSTITUTIONAL

NABANK & CO	100%
ALL REINVEST ACCT
PO BOX 2180
TULSA, OK 74101

U.S. TREASURY FUND - INSTITUTIONAL

NABANK & CO	100%
ALL REINVEST ACCT
PO BOX 2180
TULSA, OK 74101

CASH MANAGEMENT FUND - INSTITUTIONAL

NABANK & CO	99.33%
ALL REINVEST ACCT
PO BOX 2180
TULSA, OK 74101

TAX-FREE MMKT - SELECT

NABANK & CO	100%
ALL REINVEST ACCT
PO BOX 2180
TULSA, OK 74101

CASH MANAGEMENT FUND - PREMIER

PERSHING LLC	100%
1 PERSHING PLAZA
JERSEY CITY, NJ 07399

TAX-FREE MMKT - PREMIER

BOKF NA	92.78%
ATTN KATHY YEARGAIN
PO BOX 2300
TULSA, OK 74102-2300

PERSHING LLC	7.22%
1 PERSHING PLAZA
JERSEY CITY, NJ 07399

IMPORTANT NOTICE REGARDING AVAILABILITY OF
INFORMATIONAL MATERIALS

Only one Information Statement is being delivered to multiple Shareholders sharing an address unless the Fund has received contrary instructions.

The most recent Annual Report of the Trust, including financial statements, for the fiscal year ended August 31, 2015 is available free of charge.

Please contact the Trust by writing to or calling Cavanal Hill Funds, 3435 Stelzer Road, Columbus, Ohio 43219-3035, 1-800-762-7085 to request a separate copy of the Information Statement or Annual Report, or to change your instructions related to the delivery of future materials.

This Information Statement and the Annual Report is available on the

Cavanal Hill Funds’ website by visiting http://www.cavanalhillfunds.com

This Information Statement should be kept for future reference.

INVESTMENT RESTRICTIONS

Unless otherwise specifically noted, the following investment restrictions are fundamental and, as such, may be changed with respect to a particular Fund only by a vote of a majority of the outstanding Shares of that Fund. These restrictions supplement the investment objective and policies of the Funds as set forth in the Prospectus. The fundamental investment restrictions have been adopted to avoid wherever possible the necessity of shareholder meetings unless otherwise required by the 1940 Act. Except with respect to the Fund’s restrictions governing the borrowing of money, if a percentage restriction is satisfied at the time of investment, a later increase or decrease in such percentage resulting from a change in asset value will not constitute a violation of such restriction.

FUNDAMENTAL POLICIES

1.	None of the Funds shall purchase securities on margin, except that the Funds may obtain such short-term credits as are necessary for the clearance of portfolio transactions, and the Funds may make margin payments in connection with futures contracts, options, forward contracts, swaps, caps, floors, collars and other financial instruments.

2.	None of the Funds shall sell securities short (unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short or has segregated with the Custodian an amount of cash or liquid assets to cover the short position), however, this policy does not prevent the Funds from entering into short positions in foreign currency, futures contracts, options, forward contracts, swaps, caps, floors, collars and other financial instruments.

3.	None of the Funds shall write options if the Fund does not own the underlying security.

4.	None of the Funds shall participate on a joint or joint and several basis in any securities trading account, except~~, in the case of the Intermediate Tax-Free Bond Fund,~~ for use of short-term credit necessary for clearance of purchases of portfolio securities.

5.	None of the Funds shall underwrite the securities of other issuers, except to the extent that a Fund may be deemed to be an underwriter under certain securities laws in the disposition of “restricted securities.”

6.	None of the Funds shall purchase or sell commodities or commodity contracts, except that (i) each of the Bond Funds, the Large Cap Equity Fund, the Balanced Fund and the Opportunistic Fund may invest in futures contracts and options on futures contracts if, immediately thereafter, the aggregate initial margin deposits for futures contracts, and premium paid for related options, does not exceed 5% of such Fund’s total assets and the value of securities that are the subject of such futures and options (both for receipt and delivery) does not exceed one-third of the value of the Fund’s total assets and (ii) the World Energy Fund shall be limited to investments in commodity derivative instruments; provided, however, it may purchase ETFs that invest in commodities, commodity futures and options.

7.	None of the Funds shall purchase participations or other direct interests in oil, gas or mineral exploration or development programs or leases (however, investments by the Bond and Equity Funds ~~and the Cash Management Fund~~ in marketable securities of companies engaged in such activities are not precluded).

8.	None of the Funds shall invest in any issuer for purposes of exercising control or management.

9.	None of the Funds shall purchase or retain securities of any issuer if the officers or Trustees of the Funds or the officers or directors of the Adviser owning beneficially more than one-half of 1% of the securities of such issuer together own beneficially more than 5% of such securities.

10.	None of the Funds shall invest more than 5% of a Fund’s total assets in the securities of issuers which together with any predecessors have a record of less than three years of continuous operation.

11.	None of the Funds shall purchase or sell real estate, including real estate limited partnership interests (however, each Bond Fund and Equity Fund may, to the extent appropriate to its investment objective, purchase securities secured by real estate or interests therein or securities issued by companies investing in real estate or interests therein).

12.	Under the 1940 Act, and the rules, regulations and interpretations thereunder, a “diversified company,” as to 75% of its total assets, may not purchase securities of any one issuer (other than obligations of, or guaranteed by, the U.S. government, its agencies or its instrumentalities) if, as a result, more than 5% of the value of its total assets would be invested in the securities of such issuer or more than 10% of the issuer’s voting securities would be held by the fund. With the exception of the World Energy Fund, each of the Funds is a “diversified company” and shall be subject to the foregoing limitations. In addition, though not a fundamental investment restriction (and therefore subject to change without a Shareholder vote), to the extent required by rules of the U.S. Securities and Exchange Commission (the “SEC”), the U.S. Treasury Fund, the Tax-Free Money Market Fund and the ~~Cash Management~~Government Securities Money Market Fund each generally apply the diversified company restriction with respect to 100% of their portfolios (rather than 75%). As a non-diversified fund, the World Energy Fund~~,~~ is not subject to the foregoing limitations.

13.	“Concentration” is generally interpreted under the 1940 Act to mean investing more than 25% of total assets in an industry or group of industries. With the exception of the World Energy Fund, none of the Funds may purchase a security if, as a result, more than 25% of the value of its total assets would be invested in securities of one or more issuers conducting their principal business activities in the same industry, provided that (a) this limitation shall not apply to the purchase of obligations issued or guaranteed by the U.S. government or its agencies and instrumentalities, bank certificates of deposits, bankers’ acceptances, and repurchase agreements secured by bank instruments (such bank certificates of deposits, bankers’ acceptances, and repurchase agreements secured by bank instruments may be issued or guaranteed by U.S. banks and U.S. branches of foreign banks); (b) wholly owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of their parents; and (c) utilities will be divided according to their services (for example, gas, gas transmission, electric and gas, electric, and telephone will each be considered a separate industry) and (d) this limitation shall not apply to tax-exempt Municipal Securities or governmental guarantees of Municipal Securities; and further, that for the purpose of this limitation only, private activity bonds that are backed only by the assets and revenues of a non-governmental user shall not be deemed to be Municipal Securities. The World Energy Fund shall not concentrate its investments in any industry or group of industries other than the energy industry or group of industries.

14.	The 1940 Act limits a Fund’s ability to borrow money. A Fund may borrow from any bank, provided that immediately after any such borrowing there is an asset coverage of at least 300% for all borrowings by such Fund. None of the Funds shall borrow money, except that (i) each Fund may obtain such short-term credits as are necessary for the clearance of portfolio transactions and (ii) each Fund may borrow from banks and enter into reverse repurchase agreements for temporary purposes in amounts up to 10% of the value of its total assets at the time of such borrowing (33-1/3% for the Tax-Free Money Market Fund~~); provided, none of the Funds shall~~ ). Any mortgage, pledge, or ~~hypothecate any assets, except~~hypothecation in connection with any such borrowing ~~and~~shall be in amounts not in excess of the lesser of the dollar amounts borrowed or 10% of the value of such Fund’s total assets at the time of its borrowing. No Fund will purchase securities while its borrowings (including reverse repurchase agreements) exceed 5% of the total assets of such Fund.

15.	None of the Funds shall make loans, except that each Fund may purchase or hold debt instruments in accordance with its investment objectives and policies, may lend portfolio securities in accordance with its investment objectives and policies and may enter into repurchase agreements.

16.	None of the Funds may invest more than the applicable percentage of such ~~Funds’~~Fund’s net assets in securities with legal or contractual restrictions on resale or for which no readily available market exists but exclude such securities if resaleable pursuant to Rule 144A under the Securities Act. For the Money Market Funds that percentage is 5%; for the other Funds, the percentage is 15%.

17.	None of the Funds shall enter into repurchase agreements with maturities in excess of seven days if such investment, together with other instruments in such Fund that are not readily marketable, exceeds the percentage of such Fund’s net assets that are permitted to be invested in illiquid securities. For the Money Market Funds that percentage is 5%; for the other Funds, the percentage is 15%.

18.	The 1940 Act limits the amount that a Fund may invest in other investment companies, prohibiting a Fund from: (i) owning more than 3% of the total outstanding voting stock of a single other investment company; (ii) investing more than 5% of its total assets in the securities of a single other investment company; and (iii) investing more than 10% of its total assets in securities of all other investment companies. However, subject to the provisions of Section 12(d)(1) of the 1940 Act and rules, regulations and exemptive orders issued by the SEC thereunder, each of the Funds~~,~~ may invest in shares of affiliated or unaffiliated registered investment companies in excess of statutory limits, to the extent permitted by its investment strategy.

19.	The 1940 Act prohibits an open-end fund from issuing senior securities, as defined in the 1940 Act, except under very limited circumstances. None of the Funds shall issue senior securities except as specifically permitted.

In addition, the Intermediate Tax-Free Bond Fund may not:

1.	Invest in private activity bonds where the payment of principal and interest are the responsibility of a company (including its predecessors) with less than three years of continuous operation.

2.	Acquire a put, if, immediately after such acquisition, over 5% of the total value of the Intermediate Tax-Free Bond Fund’s assets would be subject to puts from such issuer (except that the 5% limitation is inapplicable to puts that, by their terms, would be readily exercisable in the event of a default in payment of principal or interest on the underlying securities). For the purpose of this investment restriction and Investment Restriction No. 3 below, a put will be considered to be from the party to whom the Intermediate Tax-Free Bond Fund will look for payment of the exercise price.

3.	Acquire a put that, by its terms, would be readily exercisable in the event of a default in payment of principal and interest on the underlying security or securities if, immediately after that acquisition, the value of the security or securities underlying that put, when aggregated with the value of any other securities issued or guaranteed by the issuer of the put, would exceed 10% of the total value of the Intermediate Tax-Free Bond Fund’s assets.

In addition, the U.S. Treasury Fund may not:

1.	Purchase securities other than U.S. Treasury bills, notes and other obligations backed by the full faith and credit of the U.S. government, some of which may be subject to repurchase agreements; provided, however, the U.S. Treasury Fund may purchase investment company securities that meet the qualifications necessary to be classified as a U.S. Treasury Fund, not to exceed 10% of the total value of the U.S. Treasury Fund’s assets.

~~In addition, the Cash Management Fund may not:~~

~~1.~~	~~Write or sell puts, calls, straddles, spreads or combinations thereof except that the Cash Management Fund may acquire puts with respect to obligations in its portfolio and sell those puts in conjunction with a sale of those obligations.~~

~~2.~~	~~Acquire a put, if, immediately after such acquisition, over 5% of the total value of the Cash Management Fund’s assets would be subject to puts from such issuer (except that the 5% limitation is inapplicable to puts that, by their terms, would be readily exercisable in the event of a default in payment of principal or interest on the underlying securities). For the purpose of this investment restriction and the investment restriction immediately below, a put will be considered to be from the party to whom the Cash Management Fund will look for payment of the exercise price.~~

~~3.~~	~~Acquire a put that, by its terms, would be readily exercisable in the event of a default in payment of principal and interest on the underlying security or securities if immediately after that acquisition the value of the security or securities underlying that put, when aggregated with the value of any other securities issued or guaranteed by the issuer of the put, would exceed 10% of the total value of the Cash Management Fund’s assets.~~